Prudential Investment Portfolios 2
Annual period ending 1/31/15
File No. 811-09999

SUB-ITEM 77-C
Submission of Matters to a Vote of Security Holders

Results of Proxy Voting (Unaudited)
At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Investment Portfolios 2, which is comprised of Prudential Core Short-Term Bond Fund and Prudential Core Taxable Money Market Fund (collectively, the "Funds"), approved the following proposal. Shareholders of all Funds voted together on the proposal:

To elect twelve Directors:

                SHARES VOTED         % OF VOTED    % OF TOTAL


(a) Ellen S. Alberding;
FOR          21,191,565,468.940        100%         52.439%
WITHHELD                  0.000          0%              0%

 (b) Kevin J. Bannon;
FOR          21,191,565,468.940        100%          52.439%
WITHHELD                  0.000          0%               0%

(c) Linda W. Bynoe;
FOR          21,191,565,468.940        100%           52.439%
WITHHELD                  0.000          0%                0%

(d) Keith F. Hartstein;
FOR          21,191,565,468.940        100%           52.439%
WITHHELD                  0.000          0%                0%

(e) Michael S. Hyland;
FOR          21,191,565,468.940        100%           52.439%
WITHHELD                  0.000          0%                0%

(f) Stephen P. Munn;
FOR          21,191,565,468.940        100%           52.439%
WITHHELD                  0.000          0%                0%

(g) James E. Quinn;
FOR          21,191,565,468.940        100%           52.439%
WITHHELD                  0.000          0%                0%

(h) Richard A. Redeker;
FOR          21,191,565,468.940        100%            52.439%
WITHHELD                  0.000          0%                 0%

(i) Stephen G. Stoneburn;
FOR          21,191,565,468.940        100%            52.439%
WITHHELD                  0.000          0%                 0%

(j) Stuart S. Parker;
FOR          21,191,565,468.940        100%            52.439%
WITHHELD                  0.000          0%                 0%

(k) Scott E. Benjamin; and
FOR          21,191,565,468.940        100%             52.439%
WITHHELD                  0.000          0%                  0%

(l) Grace C. Torres.
FOR          21,191,565,468.940        100%             52.439%
WITHHELD                  0.000          0%                  0%


At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Core Short-Term Bond Fund (the
"Fund"), approved the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and


                SHARES VOTED         % OF VOTED    % OF TOTAL

FOR            303,567,092.790         100%          77.983%
AGAINST                  0.000           0%               0%
ABSTAIN                  0.000           0%               0%

TOTAL          303,567,092.790         100%          77.983%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                SHARES VOTED         % OF VOTED    % OF TOTAL

FOR           303,567,092.790           100%         77.983%
AGAINST                 0.000             0%              0%
ABSTAIN                 0.000             0%              0%

TOTAL         303,567,092.790          100%          77.983%

At the special meeting of shareholders held on November 26, 2014, shareholders of the Prudential Core Taxable Money Market Fund (the "Fund"), approved the following proposals:

Proposal 1: To permit PI to enter into or make material changes to the Fund's subadvisory agreements with subadvisers that are wholly-owned subsidiaries of PI or a sister company of PI (wholly-owned subadvisers) without shareholder approval; and


                SHARES VOTED         % OF VOTED    % OF TOTAL

FOR          20,887,998,376.150        100%         52.190%
AGAINST                   0.000         0%               0%
ABSTAIN                   0.000         0%               0%

TOTAL         0,887,998,376.150       100%          52.190%


Proposal 2: To designate the Fund's investment objective as a non-fundamental policy of the Fund, meaning that the Fund's investment objective could be changed with the approval of the Fund's Board of Directors, but without shareholder approval.


                SHARES VOTED         % OF VOTED    % OF TOTAL

FOR          20,887,998,376.150        100%          52.190%
AGAINST                   0.000          0%               0%
ABSTAIN                   0.000          0%               0%

TOTAL        20,887,998,376.150        100%          52.190%